Exhibit 99.1

Bazaarvoice, Inc. Announces Updated Guidance to Reflect the Acquisition of PowerReviews, Inc.

AUSTIN, TX, July 5, 2012 — Bazaarvoice, Inc. (NASDAQ:BV), a leading social software company, today announced that it has updated guidance for the first fiscal quarter ending July 31, 2012 and fiscal year ending April 30, 2013 to reflect the contribution from the acquisition of PowerReviews, Inc. completed on June 12, 2012.

The contributions from PowerReviews to the first fiscal quarter and fiscal year 2013 reflect partial periods due to the mid-first fiscal quarter timing of the completion of the acquisition and also reflect the impact on revenue from fair value adjustments to the deferred revenue of PowerReviews resulting from the application of generally accepted accounting principles. Adjusted EBITDA and non-GAAP net loss per share exclude the impact of integration and acquisition costs related to the acquisition of PowerReviews.

Solely as a result of the acquisition of PowerReviews, Bazaarvoice has updated its prior financial guidance provided on the financial results conference call on June 6, 2012 as follows:

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First Fiscal Quarter of 2013 Guidance: For the first fiscal quarter ending July 31, 2012, revenue is now expected to be in the range of $33.5 million to $34.0 million, compared to prior guidance of $32.5 million to $33.0 million. Adjusted EBITDA loss is now expected to be in the range of $6.5 million to $7.5 million, compared to prior guidance of a loss of $5.5 million to $6.5 million. Non-GAAP net loss per share is now expected to be in the range of $0.13 to $0.15, compared to prior guidance of a non-GAAP net loss per share range of $0.11 to $0.13. For purposes of calculating non-GAAP net loss per share, weighted average shares outstanding are now expected to be approximately 62.0 million, as compared to prior guidance of approximately 58.6 million, reflecting the issuance of 6.4 million shares of common stock of Bazaarvoice as part of the acquisition of PowerReviews.

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Fiscal Year 2013 Guidance: For the fiscal year ending April 30, 2013, revenue is now expected to be in the range of $149.0 million to $152.0 million, compared to prior guidance of $137.0 million to $139.0 million. Adjusted EBITDA loss is expected to be in the range of $22.0 million to $23.0 million, unchanged from prior guidance. Non-GAAP net loss per share is now expected to be in the range of $0.45 to $0.48, compared to prior guidance of a non-GAAP net loss per share range of $0.46 to $0.49. For purposes of calculating non-GAAP net loss per share, weighted average shares outstanding are now expected to be approximately 64.2 million, as compared to previous guidance of approximately 58.6 million, reflecting the issuance of 6.4 million shares of common stock of Bazaarvoice as part of the acquisition of PowerReviews.

About Bazaarvoice

Bazaarvoice, a leading social software company, helps its clients capture, display and analyze online word of mouth, including consumer-generated ratings and reviews, questions and answers, stories, recommendations, photographs, videos and other content about its clients’ brands, products or services. Bazaarvoice enables its clients to place consumers at the center of their business strategies by helping consumers generate and share sentiment, preferences and other content about brands, products or services. Through its technology platform, Bazaarvoice’s clients leverage online word of mouth to increase sales, acquire new customers, improve marketing effectiveness, enhance consumer engagement across channels, increase success of new product launches, improve existing products and services, effectively scale customer support and decrease product returns. Headquartered in Austin, Texas, Bazaarvoice has offices in London, Munich, New York City, Paris, San Francisco, Stockholm and Sydney.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net loss adjusted for stock-based expense, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), income tax expense, other (income) expense, net and integration and other costs related to acquisitions. Non-GAAP net loss, which is used to calculate non-GAAP net loss per share, is defined as our GAAP net loss, adjusted to exclude stock-based expense along with the associated income tax effect and integration and other costs related to acquisitions. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as and in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would”, similar and “target” expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenue and financial performance and other statements about management’s beliefs, intentions or goals. Bazaarvoice may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; our limited operating history; our ability to operate in a new and unproven market; our ability to effectively manage growth; our ability to manage expansion into international markets and new vertical industries; our ability to successfully identify, manage and integrate potential acquisitions, including our acquisition of PowerReviews, Inc. as announced in our release on Form 8-K on June 12, 2012; and other risks and potential factors that could affect Bazaarvoice’s business and financial results identified in Bazaarvoice’s Form 10-K for the fiscal year ended April 30, 2012 and Form S-1 as filed with the Securities and Exchange Commission on June 27, 2012. Additional information will also be set forth in Bazaarvoice’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Bazaarvoice makes with the Securities and Exchange Commission. Bazaarvoice does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Bazaarvoice Investor Relations Contact:

Bazaarvoice Investor Relations

Seth Potter

ICR, Inc. on behalf of Bazaarvoice, Inc.

(646) 277-1230

seth.potter@icrinc.com

Media Contact:

Emily Brady

Brady PR on behalf of Bazaarvoice, Inc.

(650) 692-6107

emily@bradypr.com

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